Exhibit 5.1

Mitchell Silberberg & Knupp llp

A Law Partnership Including Professional Corporations

June 22, 2018

HyreCar Inc.
355 South Grand Avenue

Suite 1650

Los Angeles CA 90071

Re:	HyreCar Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to HyreCar Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-225157), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 23, 2018, June 7, 2018 and amended on the date hereof (as so amended, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) 2,415,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), which includes 315,000 shares of Common Stock subject to the underwriters’ option to purchase additional Shares to cover over-allotments, if any; (ii) warrants to be issued by the Company to the underwriters of the Company named in the Registration Statement to purchase 72,450 shares of Common Stock (the “Underwriters’ Warrants”) upon the closing of the public offering pursuant to which the Registration Statement relates; (iii) shares of Common Stock underlying the Underwriters’ Warrants (the “Underwriters’ Warrant Shares” and together with the Shares and the Underwriters’ Warrant, the “Primary Securities”); and (iv) up to 2,148,801 shares of Common Stock, consisting of up to (a) 1,299,199 shares of Common Stock issuable upon conversion of certain outstanding convertible notes (the “Notes” and altogether, the “Note Shares”) held by certain selling stockholders listed in the second appearing prospectus included in the Registration Statement (all such selling stockholders, collectively, the “Selling Stockholders”), (b) 649,602 shares of Common Stock issuable upon exercise of outstanding warrants (the “Stockholder Warrants”) held by the Selling Stockholders (the “Stockholder Warrant Shares”) and (c) 200,000 shares of restricted Common Stock held by Insight Advisory, LLC (the “Consultant”) pursuant to a consulting agreement, which vest upon a qualified financing triggered upon a financing of $10,000,000, on or before December 31, 2018, which will be satisfied upon completion of the offering of the Shares (the “Consultant Shares” and together with the Stockholder Warrant Shares and the Note Shares, the “Stockholder Shares” and, the Stockholder Shares together with the Primary Securities, the “Securities”). The Primary Securities are to be sold by the Company pursuant to a definitive underwriting agreement approved by the Company’s Board of Directors, or a committee thereof, by and between the Company and Network 1 Financial Securities, Inc., as representative for the several underwriters (the “Underwriting Agreement”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, the form of Underwriting Agreement, the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, the preliminary prospectus, dated June 22, 2018, prepared in connection with the Registration Statement (the “Prospectus”), and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that: (1) the Primary Shares have been duly authorized and, when issued and paid for as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and nonassessable; (2) the Underwriters’ Warrants have been duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (3) the Underwriters’ Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Underwriters’ Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable; (4) the Note Shares, have been duly authorized and, when and if paid for and issued upon the conversion of the Notes in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable; (5) the Stockholder Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Stockholder Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable; and (6) the Consultant Shares being proposed for resale by the Consultant have been duly authorized, validly issued, fully paid, and non-assessable.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the State of Delaware. This opinion is limited to the effect of the current state of the laws of the State of New York, the laws of the State of Delaware and the facts stated herein as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinion in clause (2) above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded.

D. All Securities offered pursuant to the Registration Statement will be issued and sold (a) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus and (b) with respect to the Primary Securities, only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement and, if applicable, the Primary Securities themselves, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462 under the Securities Act). We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Sincerely yours,

/s/ Mitchell Silberberg & Knupp LLP

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